Center Bancorp, Inc. Reports Fourth Quarter 2009 Earnings

Union, NJ — (GLOBE NEWSWIRE) — 01/29/2010 — Center Bancorp, Inc. (NASDAQ: CNBC), parent company of Union Center National Bank (UCNB or the Bank), today reported operating results for the fourth quarter ended December 31, 2009. Net income amounted to $1.0 million, or $0.06 per fully diluted common share, for the quarter ended December 31, 2009, as compared with earnings of $1.7 million, or $0.13 per fully diluted common share, for the quarter ended December 31, 2008.

For the twelve months ended December 31, 2009, net income amounted to $4.6 million, or $0.30 per fully diluted common share, as compared to $5.8 million, or $0.45 per fully diluted common share, for the twelve months ended December 31, 2008.

Anthony C. Weagley, President & CEO commented: “Our performance for the quarter and for the twelve months ended December 31, 2009 was characterized by strong core earnings growth, solid levels of non-interest income and a continued control of operating expense.  On a linked quarter basis, our net interest margin increased nicely to 3.05 percent from 2.79 percent at September 30, 2009.  While we continue to see an improvement in balance sheet strength and core earnings performance, we are still concerned with the credit stability of the broader markets. The stability of the economy and credit markets remain uncertain, accordingly, we continue to make provisions to the allowance for loan losses as we continue to seek to stabilize credit quality issues.  We also incurred other than temporary impairment charges during the fourth quarter related to investment securities.  Weakened economic conditions will continue to present challenges; however, we believe we are positioning the company to effectively deal with those related issues.”

At December 31, 2009, non-performing assets totaled $8.1 million, or 0.68% of total assets, as compared with $13.9 million, or 1.03%, at September 30, 2009 and $4.7 million, or 0.46%, at December 31, 2008.  “We remain cautiously optimistic on market trends and resulting challenges in the months ahead. The decrease in non-performing assets in the fourth quarter was attributable to our taking steps to terminate a participation agreement with another New Jersey bank, as the participation ended on December 31, 2009. Center has filed suit for the return of the outstanding principal and has reclassified the outstanding loan into other assets on our balance sheet,” added Mr. Weagley.

Key items for the quarter include:

▪	Net income of $1,038,000 for the fourth quarter of 2009 compared with net income of $1,535,000 for the third quarter of 2009 and $1,699,000 for the fourth quarter of 2008.

▪
Earnings per share of $0.06 per fully diluted common share compared with $0.11 per fully diluted common share for the third quarter of 2009 and $0.13 per fully diluted common share for the comparable fourth quarter period of 2008. Dividends and accretion relating to the preferred stock and warrants issued to the U.S. Treasury reduced earnings by approximately $0.01 per fully diluted common share during the fourth quarter of 2009 (as well as by $.04 per fully diluted share for the twelve months ended December 31, 2009).

▪	FDIC insurance expense increased $281,000 over the same quarter last year due to higher FDIC assessments resulting from changes in the premium rates and deposit growth.

▪
Overall credit quality in the Bank’s portfolio remains strong, even though the economic weakness has impacted several potential problem loans. Non-performing assets amounted to 0.68% of total assets at December 31, 2009 compared to 1.03% at September 30, 2009 and 0.46% at December 31, 2008.

▪	Tier 1 capital leverage ratio of 7.80% at December 31, 2009, 6.74% at September 30, 2009, and 7.71% at December 31, 2008.

▪
An expansion in annualized net interest margin by 26 basis points to 3.05% compared to 2.79% for the third quarter of 2009 and an increase of 4 basis points as compared to the comparable quarter of 2008, primarily the result of lower deposit rates paid.

▪
Deposits decreased to $813.7 million at December 31, 2009 from $961.2 million at September 30, 2009 but an increase from $659.5 million at December 31, 2008, reflecting inflows in core savings deposits and Certificate of Deposit Account Registry Service (CDARS) Reciprocal deposits, as customers’ desire for safety and liquidity became paramount in light of the financial crisis. The decline from September 30, 2009 was the result of our concerted effort to reduce non-core deposit balances.

▪
Book value per common share amounting to $6.38 at December 31, 2009 compared to $6.36 at September 30, 2009 and $6.29 at December 31, 2008. Tangible book value per common share was $5.21 at December 31, 2009 compared to $5.04 at September 30, 2009 and $4.97 at December 31, 2008.

Selected financial ratios (annualized where applicable)

As of or for the quarter ended:	12/31/09	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08
Return on average assets	0.32%	0.46%	0.40%	0.30%	0.66%	0.60%
Return on average equity	4.00%	6.77%	5.35%	3.52%	8.38%	7.55%
Net interest margin (tax equivalent basis)	3.05%	2.79%	2.73%	2.81%	3.01%	3.09%
Loan/Deposit ratio	87.93%	74.50%	72.68%	88.24%	102.53%	97.64%
Stockholders' equity/total assets	8.57%	6.83%	6.67%	7.98%	7.99%	7.73%
Efficiency ratio	57.6%	62.0%	96.3%	72.5%	59.7%	55.4%
Book value per common share	$6.38	$6.36	$6.14	$6.15	$6.29	$6.21
Return on average tangible stockholders' equity	4.78%	8.33%	6.61%	4.33%	10.62%	9.60%
Tangible common stockholders' equity/tangible assets	6.43%	4.92%	4.74%	5.69%	6.42%	6.19%
Tangible book value per common share	$5.21	$5.04	$4.83	$4.83	$4.97	$4.89

Capital and Liquidity

Center increased its capital base in the fourth quarter of 2009. Total stockholders' equity amounted to $102.6 million, or 8.57% of total assets, at December 31, 2009. Tangible common stockholders' equity was $75.9 million, or 6.43% of tangible assets. Book value per common share was $6.38 at December 31, 2009, compared to $6.29 at December 31, 2008. Tangible book value per common share was $5.21 at December 31, 2009 compared to $4.97 at December 31, 2008.

At December 31, 2009, the Corporation’s Tier 1 Capital Leverage ratio was 7.80%, the Corporation’s total Tier 1 Risk Based Capital ratio was 11.51% and the Corporation’s Total Risk Based Capital ratio was 12.46%. Total Tier 1 capital increased to approximately $99.3 million at December 31, 2009 from $78.2 million at December 31, 2008, reflecting the Corporation’s participation in the TARP Capital Purchase Program as well as the proceeds from the rights offering and private placement with its standby purchaser.

Asset Quality

At December 31, 2009, non-performing assets totaled $8.1 million, or 0.68% of total assets, as compared with $13.9 million, or 1.03%, at September 30, 2009 and $4.7 million, or 0.46%, at December 31, 2008.

While overall credit quality in the Bank’s portfolio remains high, continued economic weakness has impacted several problem loans in the portfolio, as previously disclosed. Non-accrual loans decreased from $11.4 million at September 30, 2009 to $7.1 million at December 31, 2009; this decrease was due primarily to our efforts to terminate a $5.1 million expired participation loan.  Troubled debt restructurings remained relatively unchanged at $966,000 from September 30, 2009 to December 31, 2009. Loans past due 90 days or more and still accruing decreased from $1.5 million at September 30, 2009 to $39,000 at December 31, 2009.

At December 31, 2009, the total allowance for loan losses amounted to approximately $8.3 million, or 1.16% of total loans. The allowance for loan losses as a percent of total non-performing loans amounted to 102.2% at December 31, 2009 as compared to 51.4% at September 30, 2009 and 809.1% at December 31, 2008.

Selected credit quality amounts and ratios (unaudited)

(Dollars in thousands)
As of or for the quarter ended:	12/31/09	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08
Non-accrual loans	$7,092	$11,448	$5,058	$4,566	$541	$541
Troubled debt restructuring	966	970	975	91	93	95
Past due loans 90 days or more and still accruing interest	39	1,477	1,260	-	139	18
Total non performing loans	8,097	13,895	7,293	4,657	773	654
Other real estate owned (“OREO”)	-	-	3,500	4,426	3,949	-
Total non performing assets	$8,097	$13,895	$10,793	$9,083	$4,722	$654
Non performing assets as a percentage of total assets	0.68%	1.03%	0.80%	0.81%	0.46%	0.06%
Non performing loans as a percentage of total loans	1.13%	1.94%	1.05%	0.69%	0.11%	0.10%
Net charge-offs	$271	$55	$8	$906	$251	$45
Net charge-offs as a percentage of average loans for the period (annualized)	0.15%	0.03%	0.00%	0.53%	0.15%	0.03%
Allowance for loan losses as a percentage of period end loans	1.16%	1.00%	1.00%	1.00%	0.92%	0.92%
Allowance for loan losses as a percentage of non-performing loans	102.2%	51.4%	94.8%	145.4%	809.1%	929.7%

Total Assets	$1,196,824	$1,349,516	$1,341,603	$1,121,013	$1,023,293	$1,042,778
Total Loans	715,453	716,100	694,214	678,017	676,203	661,157
Average loans for the quarter	709,612	693,670	686,675	679,953	670,212	651,766
Allowance for loan losses	8,275	7,142	6,917	6,769	6,254	6,080

Net Interest Income and Margin

On a linked sequential quarter basis from the third quarter of 2009 to the fourth quarter of 2009, the net interest spread and margin increased by 14 basis points and by 26 basis points, respectively. The Corporation’s net interest margin was positively impacted by lower rates paid on deposits offset in part by the high level of uninvested excess cash, which accumulated due to deposit growth and retention experienced during most of 2009. During the fourth quarter, the Corporation made a concerted effort to reduce non-core deposit balances and accordingly, its uninvested cash position was reduced by an average of $35 million.

The Corporation recorded net interest income on a fully taxable equivalent basis of $8.1 million for the three months ended December 31, 2009 as compared to $7.1 million for the comparable quarter in 2008. Interest income increased by $0.2 million and interest expense decreased by $0.8 million from the same period last year. Compared to the fourth quarter of 2008, average interest earning assets increased by $124.4 million while the net interest spread and net interest margin improved by 32 basis points and by 4 basis points, respectively.

For the twelve months ended December 31, 2009, net interest income on a fully taxable equivalent basis amounted to $29.0 million as compared to $27.1 million for the same period in 2008. Interest income increased by $0.4 million while interest expense decreased by $1.5 million from the prior year. Compared to 2008, average interest earning assets increased $102.4 million while net interest spread and margin increased by 21 basis points and decreased by 11 basis points, respectively. The Corporation’s net interest margin was impacted by the high level of uninvested excess cash, which accumulated due to strong deposit growth experienced during the year.

Quarterly Condensed Consolidated Income Statements (unaudited)

(Dollars in thousands, except per share data)
For the quarter ended:	12/31/09	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08
Net interest income	$8,018	$7,441	$6,627	$6,379	$6,823	$6,860
Provision for loan losses	1,404	280	156	1,421	425	465
Net interest income after provision for loan losses	6,614	7,161	6,471	4,958	6,398	6,395
Other income (charges)	(340)	311	2,551	1,384	615	47
Other expense	(5,238)	(5,186)	(7,314)	(5,319)	(4,754)	(4,578)
Income before income tax	1,036	2,286	1,708	1,023	2,259	1,864
Income tax expense	(2)	751	507	224	560	346
Net income	1,038	1,535	1,201	799	1,699	1,518
Net income available to common stockholders	$896	$1,387	$1,053	$670	$1,699	$1,518
Earnings per common share:
Basic	$0.06	$0.11	$0.08	$0.05	$0.13	$0.12
Diluted	$0.06	$0.11	$0.08	$0.05	$0.13	$0.12
Weighted average common shares outstanding:
Basic	14,531,387	13,000,601	12,994,429	12,991,312	12,989,304	12,990,441
Diluted	14,534,255	13,005,101	12,996,544	12,993,185	12,995,134	13,003,954

Other Income
Total other income decreased $955,000 for the fourth quarter of 2009 compared with the comparable quarter of 2008, primarily as a result of higher net investment securities losses.  On a sequential linked basis in 2009, total other income decreased $651,000 principally due to higher net investment securities losses. During the fourth quarter of 2009, the Corporation recorded net investment securities losses of $1.3 million as compared to $256,000 for the same period last year. Investment securities losses in the fourth quarter of 2009 reflected $1.4 million of net gains on the sale of securities, offset by $2.3 million of net other-than-temporary impairment charges on investment securities. These charges included a $2.0 million credit charge relating to two pooled trust preferred securities, an $188,000 credit charge relating to three variable rate collateralized mortgage obligations and an $113,000 writedown on an equity security. Additionally, the Corporation recorded a $364,000 charge related to a court order for the liquidation of the Reserve Funds Primary Fund. It is expected that 99 percent of Fund assets will be returned to the Corporation. During the fourth quarter of 2008, the Corporation recorded impairment charges of $370,000 in its securities portfolio. Excluding net securities losses, the Corporation recorded other income of $968,000 for the three months ended December 31, 2009 compared to $822,000 on a sequential linked basis and $871,000 for the three months ended December 31, 2008. During the fourth quarter of 2009, the Corporation recognized $136,000 in tax-free proceeds in excess of contract value on the Corporation’s bank owned life insurance (BOLI) due to the death of one insured participant.

For the twelve months ended December 31, 2009, total other income increased $1.3 million compared to the same period in 2008, primarily as a result of net securities transactions. Excluding net securities gains (losses), the Corporation recorded other income of $3.4 million for the twelve months ended December 31, 2009 compared to $3.8 million for the comparable period in 2008, a decrease of $335,000 or 8.9%. This decrease was primarily attributable to lower service charges, other income and BOLI income.

Quarterly Consolidated Non-Interest Income (unaudited)

(Dollars in thousands)
For the quarter ended:	12/31/09	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08
Service charges on deposit accounts	$371	$350	$324	$343	$376	$360
Commissions from mortgage broker activities	1	4	-	2	7	6
Loan related fees (LOC)	25	35	45	30	53	46
Commissions from sale of mutual funds and annuities	24	17	45	40	22	35
Debit card and ATM fees	111	114	116	106	113	124
Bank owned life insurance	408	273	257	218	247	507
Net investment securities gains (losses)	(1,308)	(511)	1,710	600	(256)	(1,075)
Other service charges and fees	28	29	54	45	53	44
Total other income (charges)	$(340)	$311	$2,551	$1,384	$615	$47

Other Expense

Other expense for the fourth quarter of 2009 totaled $5.2 million, an increase of $0.5 million, or 10.2%, from the comparable period in 2008. For the twelve months ended December 31, 2009, other expense totaled $23.1 million, an increase of $3.6 million, or 18.4%. In May 2009, the FDIC adopted a final rule on the special assessment that assessed the industry 5 basis points on total assets less Tier 1 capital. The Corporation was required to accrue the charge during the second quarter of 2009, which amounted to approximately $630,000, even though the FDIC collected the fee at the end of the third quarter when the regular quarterly assessments for the second quarter were collected. Additionally, in December 2008, the FDIC adopted a final rule increasing risk-based assessment rates beginning in the first quarter of 2009. As a result of these changes coupled with one-time assessment credits recognized in 2008, FDIC insurance expense increased $281,000 and $1.8 million for the three months and twelve months ended December 31, 2009, respectively, over the comparable periods in 2008. OREO expense for the twelve months ended December 31, 2009 increased by $1.4 million  compared to the twelve month period last year,  due primarily to the recognition of a $926,000 write-down coupled with the build out costs relating to the residential real estate condominium project in Union County, New Jersey. The building was sold during the third quarter of 2009 for a gain of $19,000.

The efficiency ratio for the fourth quarter of 2009 was 57.6% as compared to 59.7% in the fourth quarter of 2008. For the twelve months ended December 31, 2009, the efficiency ratio was 71.2% as compared to 63.1% in the same period of 2008. This increase in the twelve month period was due primarily to the increase in FDIC insurance expense and OREO expense.

Quarterly Consolidated Non-Interest Expense (unaudited)

(Dollars in thousands)
For the quarter ended:	12/31/09	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08
Employee salaries and wages	$1,934	$1,981	$1,946	$1,861	$1,777	$1,752
Employee stock option expense	13	17	25	22	23	23
Health insurance and other employee benefits	379	361	362	309	(246)	(32)
Payroll taxes	152	159	166	194	139	167
Other employee related expenses	8	11	8	7	17	9
Total salaries and employee benefits	$2,486	$2,529	$2,507	$2,393	$1,710	$1,919

Occupancy, net	617	539	583	797	983	803
Premises and equipment	300	323	319	321	362	352
Professional and consulting	173	190	236	212	152	189
Stationery and printing	86	81	102	70	97	87
FDIC Insurance	430	320	940	365	149	28
Marketing and advertising	20	75	141	130	144	145
Computer expense	302	220	228	214	229	238
Bank regulatory related expenses	68	63	60	60	55	54
Postage and delivery	76	72	64	46	69	67
ATM related expenses	63	63	61	61	59	61
OREO expense (benefit)	-	30	1,375	33	11	(44)
Amortization of core deposit intangible	19	19	22	22	23	23
Other expenses	598	662	676	595	711	656
Total other expense	$5,238	$5,186	$7,314	$5,319	$4,754	$4, 578

Key Balance Sheet Changes at December 31, 2009

▪	The Corporation had total loans of $715.5 million at December 31, 2009, a $39.3 million, or 5.8%, increase from December 31, 2008.

▪
Loan originations continued during the quarter in the Corporation’s commercial related segment of the portfolio, even though the portfolio at December 31, 2009 was unchanged  from September 30, 2009. Total gross loans booked for the quarter included $33.5 million  of new loans and $21.5 million in advances principally offset by payoffs and principal payments of $55.5 million.

▪	At December 31, 2009, the Corporation had $8.2 million in overall undispersed loan commitments, which are expected to fund over the next 90 days.

▪	Loan originations and pipelines for the quarter increased in the commercial sectors of the portfolio inclusive of commercial and commercial real estate loans.

Loan Mix:
(unaudited)

(Dollars in thousands)
At quarter ended:	12/31/09	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08
Real estate loans
Residential	$190,138	$200,533	$218,340	$229,903	$240,316	$249,258
Commercial	304,662	291,133	262,676	256,885	256,527	246,089
Construction	46,946	57,898	54,105	41,242	42,075	47,722
Total real estate loans	541,746	549,564	535,121	528,030	538,918	543,069
Commercial loans	172,226	165,173	157,621	148,444	135,232	116,891
Consumer and other loans	954	952	921	928	1,481	672
Total loans before unearned fees and costs	714,926	715,689	693,663	677,402	675,631	660,632
Unearned costs, net	527	411	551	615	572	525
Total loans	$715,453	$716,100	$694,214	$678,017	$676,203	$661,157

▪	Investment securities increased by $55.4 million at December 31, 2009 compared to December 31, 2008.

▪	Deposits totaled $813.7 million at December 31, 2009, an increase of $154.2 million from December 31, 2008.

▪
Total deposit funding sources, including overnight repurchase agreements (which agreements are part of the demand deposit base), amounted to $859.8 million at December 31, 2009, an increase of $155.1 million from December 31, 2008, which reflected inflows in core savings deposits and CDARS Reciprocal deposits, as customers’ need for safety and more liquidity became paramount in light of the financial crisis.

▪
Time certificates of deposit of $100,000 and over increased $44.3 million as compared to December 31, 2008 due primarily to an increase in CDARS Reciprocal deposits, which has become an attractive product for customers who are sensitive to obtaining full FDIC insurance for their time deposits.

▪
The Corporation expects its core deposit gathering efforts to remain strong, supported in part by the recent actions by the FDIC in temporarily raising the deposit insurance limits. The Corporation is a participant in the FDIC’s Transaction Account Guarantee Program. Under this program, all non-interest bearing deposit transaction accounts are fully guaranteed by the FDIC, regardless of dollar amount, through June 30, 2010, with increased fees.

▪	Borrowings totaled $223.1 million at December 31, 2009, relatively unchanged from December 31, 2008.

The following table reflects the Corporation’s deposits for the periods specified.

Deposit Mix (unaudited)

(Dollars in thousands)
At quarter ended:	12/31/09	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08
Checking accounts
Non interest bearing	$130,518	$126,205	$130,115	$114,607	$113,319	$114,631
Interest bearing	156,738	136,070	137,578	132,682	139,349	129,070
Savings deposits	192,996	215,275	185,074	137,197	66,359	61,623
Money market accounts	116,450	132,395	129,756	114,363	111,308	140,533
Time deposits	217,003	351,212	372,619	269,530	229,202	231,287
Total Deposits	$813,705	$961,157	$955,142	$768,379	$659,537	$677,144

On September 30, 2009, the FDIC proposed and subsequently adopted a rule that required insured institutions to prepay their estimated quarterly assessments through December 31, 2012 to strengthen the cash position of the Deposit Insurance Fund. The rule required the cash prepayment on December 30, 2009, which amounted to approximately $5.7 million and has been classified in other assets. This cash payment did not have a significant impact on our future cash position or operations.

Additional Information for the Fourth Quarter 2009 -

▪	Total assets amounted to $1.2 billion at December 31, 2009, which positions the Corporation as one of the largest New Jersey headquartered financial institutions.

▪	Average loans increased by $39.4 million while average investment securities, including federal fund sold, increased by $85.0 million.

Quarterly Condensed Consolidated Balance Sheets (unaudited)

(Dollars in thousands)
At quarter ended:	12/31/09	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08
Cash and due from banks	$89,168	$172,401	$176,784	$90,634	$15,031	$15,952
Fed funds and money market funds	-	-	-	-	-	-
Investments	298,124	376,097	378,895	266,032	242,714	284,349
Loans	715,453	716,100	694,214	678,017	676,203	661,157
Allowance for loan losses	(8,275)	(7,142)	(6,917)	(6,769)	(6,254)	(6,080)
Restricted investment in bank stocks, at cost	10,672	10,673	10,675	10,228	10,230	10,277
Premises and equipment, net	17,860	18,155	18,430	18,313	18,488	18,545
Goodwill	16,804	16,804	16,804	16,804	16,804	16,804
Core deposit intangible	224	243	262	283	306	328
Bank owned life insurance	26,304	26,162	25,888	23,156	22,938	22,690
Other real estate owned	-	-	3,500	4,426	3,949	-
Other assets	30,490	20,023	23,068	19,889	22,884	18,756
TOTAL ASSETS	$1,196,824	$1,349,516	$1,341,603	$1,121,013	$1,023,293	$1,042,778
Deposits	$813,705	$961,157	$955,142	$768,379	$659,537	$677,144
Borrowings	274,408	280,509	252,498	255,365	273,595	281,046
Other liabilities	6,160	15,623	44,505	7,840	8,448	3,964
Stockholders' equity	102,551	92,227	89,458	89,429	81,713	80,624
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$1,196,824	$1,349,516	$1,341,603	$1,121,013	$1,023,293	$1,042,778

Condensed Consolidated Average Balance Sheets (unaudited)

(Dollars in thousands)
For the quarter ended:	12/31/09	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08
Investments, Fed funds, and other	$357,471	$385,270	$304,482	$253,445	$272,507	$273,337
Loans	709,612	693,670	686,675	679,953	670,212	651,766
Allowance for loan losses	(7,401)	(6,978)	(6,891)	(6,384)	(6,235)	(5,840)
All other assets	233,343	274,103	211,495	131,861	95,514	93,535
TOTAL ASSETS	$1,293,025	$1,346,065	$1,195,761	$1,058,875	$1,031,998	$1,012,798
Deposits-interest bearing	$764,469	$845,504	$716,243	$588,599	$554,652	$521,459
Deposits-non interest bearing	134,325	129,592	121,482	115,541	112,936	118,623
Borrowings	279,344	266,825	253,310	255,269	278,524	288,002
Other liabilities	11,018	13,411	14,921	8,567	4,798	4,321
Stockholders’ equity	103,869	90,733	89,805	90,899	81,088	80,393
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$1,293,025	$1,346,065	$1,195,761	$1,058,875	$1,031,998	$1,012,798

About Center Bancorp

Center Bancorp, Inc. is a bank holding company which operates Union Center National Bank, its main subsidiary. Chartered in 1923, Union Center National Bank is one of the oldest national banks headquartered in the state of New Jersey and currently the largest commercial bank headquartered in Union County. Its primary market niche is its commercial banking business. The Bank focuses its lending activities on commercial lending to small and medium sized businesses, real estate developers and high net worth individuals.

The Bank, through its Private Wealth Management Division which includes its wholly owned subsidiary, Center Financial Group LLC, provides financial services, including brokerage services, insurance and annuities, mutual funds, financial planning, estate and tax planning, trust, elder care and benefit plan administration.

The Bank currently operates 13 banking locations in Union and Morris counties in New Jersey. Banking centers are located in Union Township (6 locations), Berkeley Heights, Boonton/Mountain Lakes, Madison, Millburn/Vauxhall, Morristown, Springfield, and Summit, New Jersey. The Bank also operates remote ATM locations in the Chatham and Madison New Jersey Transit train stations, and the Boys and Girls Club of Union.

While the Bank’s primary market area is comprised of Morris and Union Counties, New Jersey, the Corporation has expanded to northern and central New Jersey. At December 31, 2009, the Corporation had total assets of $1.2 billion, total deposit funding sources, which includes overnight repurchase agreements, of $859.8 million and stockholders’ equity of $102.6 million. For further information regarding Center Bancorp, Inc., call 1-(800)-862-3683. For information regarding Union Center National Bank, visit our web site at http://www.centerbancorp.com

Non-GAAP Financial Measures

“Return on average tangible stockholders’ equity” is a non-GAAP financial measure and is defined as net income as a percentage of tangible stockholders’ equity. This measure may be important to investors that are interested in analyzing our return on equity exclusive of the effect of changes in intangible assets on equity. The following table presents a reconciliation of return on average stockholders’ equity and return on average tangible stockholders’ equity for the periods presented:

(Dollars in thousands)
For the quarter ended:	12/31/09	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08
Net income	$1,038	$1,535	$1,201	$799	$1,699	$1,518
Average stockholders’ equity	$103,869	$90,733	$89,805	$90,899	$81,088	$80,393
Less: Average goodwill and other intangible assets	17,039	17,058	17,078	17,101	17,123	17,145
Average tangible stockholders’ equity	$86,830	$73,675	$72,727	$73,798	$63,965	$63,248
Return on average stockholders’ equity	4.00%	6.77%	5.35%	3.52%	8.38%	7.55%
Add: Average goodwill and other intangible assets	0.78	1.56	1.26	0.81	2.24	2.05
Return on average tangible stockholders’ equity	4.78%	8.33%	6.61%	4.33%	10.62%	9.60%

“Tangible book value per common share” is also a non-GAAP financial measure and represents tangible stockholders’ equity (or tangible book value) calculated on a per common share basis. The Corporation believes that a disclosure of tangible book value per common share may be helpful for those investors who seek to evaluate the Corporation’s book value per common share without giving effect to goodwill and other intangible assets. The following table presents a reconciliation of total book value per common share to tangible book value per common share as of the dates presented:

(Dollars in thousands)
At quarter ended:	12/31/09	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08
Common shares outstanding	14,572,029	13,000,601	13,000,601	12,991,312	12,991,312	12,988,284
Stockholders’ equity	$102,551	$92,227	$89,458	$89,429	$81,713	$80,624
Less: Preferred stock	9,619	9,599	9,578	9,557	-	-
Less: Goodwill and other intangible assets	17,028	17,047	17,066	17,087	17,110	17,132
Tangible common stockholders’ equity	$75,904	$65,581	$62,814	$62,785	$64,603	$63,492
Book value per common share	$6.38	$6.36	$6.14	$6.15	$6.29	$6.21
Less: Goodwill and other intangible assets	1.17	1.32	1.31	1.32	1.32	1.32
Tangible book value per common share	$5.21	$5.04	$4.83	$4.83	$4.97	$4.89

"Tangible common stockholders' equity/tangible assets" is a non-GAAP financial measure and is defined as tangible common stockholders' equity as a percentage of total assets minus goodwill and other intangible assets. This measure may be important to investors that are interested in analyzing the financial condition of the Corporation without consideration for intangible assets, inasmuch as tangible common stockholders' equity and tangible assets both back out goodwill and other intangible assets. The following table presents a reconciliation of total assets to tangible assets and then presents a reconciliation of total stockholders' equity/total assets to tangible common stockholders' equity/tangible assets as of the dates presented:

(Dollars in thousands)
At quarter ended:	12/31/09	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08
Total assets	$1,196,824	$1,349,516	$1,341,603	$1,121,013	$1,023,293	$1,042,778
Less: Goodwill and other intangible assets	17,028	17,047	17,066	17,087	17,110	17,132
Tangible assets	$1,179,796	$1,332,469	$1,324,537	$1,103,926	$1,006,183	$1,025,646
Total stockholders' equity/total assets	8.57%	6.83%	6.67%	7.98%	7.99%	7.73%
Tangible common stockholders' equity/tangible assets	6.43%	4.92%	4.74%	5.69%	6.42%	6.19%

Total non-interest income is presented both including and excluding net securities gains (losses). We believe that many investors desire to evaluate non-interest income without regard for securities transactions. The following table presents a reconciliation of total non-interest (or other) income with total non-interest (or other) income excluding the impact of securities transactions.

(Dollars in thousands)
For the quarter ended:	12/31/09	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08
Total other income	$(340)	$311	$2,551	$1,384	$615	$47
Net securities gains (losses)	(1,308)	(511)	1,710	600	(256)	(1,075)
Total other income, excluding net securities gains (losses)	$968	$822	$841	$784	$871	$1,122

“Efficiency ratio” is a non-GAAP financial measure and is defined as non-interest expense as a percentage of net interest income on a tax equivalent basis plus non-interest income, excluding net securities gains (losses), as follows:

(Dollars in thousands)
For the quarter ended:	12/31/09	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08
Other expense	$5,238	$5,186	$7,314	$5,319	$4,754	$4,578
Net interest income (tax equivalent basis)	$8,129	$7,536	$6,753	$6,556	$7,086	$7,148
Other income, excluding net securities gains (losses)	968	822	841	784	871	1,122
	$9,097	$8,358	$7,594	$7,340	$7,957	$8,270
Efficiency ratio	57.6%	62.0%	96.3%	72.5%	59.7%	55.4%

Forward-Looking Statements

All non-historical statements in this press release (including statements regarding the Corporation’s outlook, credit and market trends, future growth, future core deposit gathering efforts and the timing of funding of undisbursed commitments) constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may use such forward-looking terminology such as "expect," "look," "believe," "plan," "anticipate," "may," "will" or similar statements or variations of such terms or otherwise express views concerning trends and the future. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the direction of interest rates, continued levels of loan quality and origination volume, continued relationships with major customers including sources for loans, as well as the effects of international, national, regional and local economic conditions and legal and regulatory barriers and structure, including those relating to the current global financial crisis and the deregulation of the financial services industry, and other risks cited in the Corporation’s most recent Annual Report on Form 10-K and other reports filed by the Corporation with the Securities and Exchange Commission. Actual results may differ materially from such forward-looking statements. Center Bancorp, Inc. assumes no obligation for updating any such forward-looking statement at any time.

Investor Inquiries:
Anthony C. Weagley
President & Chief Executive Officer
 (908) 206-2886

Joseph Gangemi
Investor Relations
 (908) 206-2886

CENTER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION
(unaudited)

(Dollars in Thousands, Except Per Share Data)	December 31, 2009	December 31, 2008

ASSETS
Cash and due from banks	$89,168	$15,031
Investment securities available-for sale	298,124	242,714
Loans	715,453	676,203
Less — Allowance for loan losses	8,275	6,254
Net loans	707,178	669,949
Restricted investment in bank stocks, at cost	10,672	10,230
Premises and equipment, net	17,860	18,488
Accrued interest receivable	4,033	4,154
Bank owned life insurance	26,304	22,938
Other real estate owned	—	3,949
Goodwill and other intangible assets	17,028	17,110
Other assets	26,457	18,730
Total assets	$1,196,824	$1,023,293
LIABILITIES
Deposits:
Non-interest bearing	$130,518	$113,319
Interest-bearing
Time deposits $100 and over	144,802	100,493
Interest-bearing transactions, savings and time deposits $100 and less	538,385	445,725
Total deposits	813,705	659,537
Short-term borrowings	46,109	45,143
Long-term borrowings	223,144	223,297
Subordinated debentures	5,155	5,155
Accounts payable and accrued liabilities	6,160	8,448
Total liabilities	1,094,273	941,580
STOCKHOLDERS’ EQUITY
Preferred stock, $1,000 liquidation value per share:
Authorized 5,000,000 shares; issued 10,000 shares in 2009 and none in 2008	9,619	—
Common stock, no par value:
Authorized 20,000,000 shares; issued 16,762,412 shares in 2009 and 15,190,984 in 2008, outstanding 14,572,029 in 2009 and 12,991,312 shares in 2008	97,908	86,908
Additional paid in capital	5,650	5,204
Retained earnings	17,870	16,309
Treasury stock, at cost (2,190,383 in 2009 and 2,199,672 shares in 2008)	(17,720)	(17,796)
Accumulated other comprehensive loss	(10,776)	(8,912)
Total stockholders’ equity	102,551	81,713
Total liabilities and stockholders’ equity	$1,196,824	$1,023,293

CENTER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
((Dollars in Thousands, Except Per Share Data)	2009	2008	2009	2008
Interest income:
Interest and fees on loans	$9,183	$9,535	$36,751	$36,110
Interest and dividends on investment securities:
Taxable interest income	3,394	2,439	12,727	10,353
Non-taxable interest income	216	511	989	2,547
Dividends	178	126	643	771
Interest on Federal funds sold and securities purchased under agreement to resell	—	4	—	113
Total interest income	12,971	12,615	51,110	49,894
Interest expense:
Interest on certificates of deposit $100 or more	707	551	3,551	2,351
Interest on other deposits	1,566	2,604	8,757	10,936
Interest on borrowings	2,680	2,637	10,337	10,808
Total interest expense	4,953	5,792	22,645	24,095
Net interest income	8,018	6,823	28,465	25,799
Provision for loan losses	1,404	425	3,261	1,561
Net interest income after provision for loan losses	6,614	6,398	25,204	24,238
Other income:
Service charges, commissions and fees	482	489	1,835	2,015
Annuity and insurance	24	22	126	112
Bank owned life insurance	408	247	1,156	1,203
Other	54	113	298	420
Total other-than-temporary impairment losses	(6,458)	(370)	(8,476)	(1,761)
Less: Portion of loss recognized in other comprehensive income (before taxes)	4,350	—	4,828	—
Net other-than-temporary impairment losses	(2,698)	(370)	(4,238)	(1,761)
Net gains on sale of investment securities	1,390	114	4,729	655
Net investment securities gains (losses)	(1,308)	(256)	491	(1,106)
Total other income (charges)	(340)	615	3,906	2,644
Other expense:
Salaries and employee benefits	2,486	1,710	9,915	8,505
Occupancy, net	617	983	2,536	3,279
Premises and equipment	300	362	1,263	1,436
FDIC insurance	430	149	2,055	217
Professional and consulting	173	152	811	703
Stationery and printing	86	97	339	397
Marketing and advertising	20	144	366	637
Computer expense	302	229	964	834
OREO expense, net	—	11	1,438	31
Other	824	917	3,370	3,434
Total other expense	5,238	4,754	23,057	19,473
Income before income tax expense (benefit)	1,036	2,259	6,053	7,409
Income tax expense (benefit )	(2)	560	1,480	1,567
Net income	1,038	1,699	4,573	5,842
Preferred stock dividends and accretion	142	—	567	—
Net income available to common stockholders	$896	$1,699	$4,006	$5,842
Earnings per common share:
Basic	$0.06	$0.13	$0.30	$0.45
Diluted	$0.06	$0.13	$0.30	$0.45
Weighted average common shares outstanding:
Basic	14,531,387	12,989,304	13,382,614	13,048,518
Diluted	14,534,255	12,995,134	13,385,416	13,061,410

SUMMARY SELECTED QUARTERLY STATISTICAL INFORMATION AND FINANCIAL DATA

(Dollars in Thousands, Except per Share Data)

	Three Months Ended
	12/31/2009	9/30/2009	12/31/2008
Statements of Income Data:
Interest income	$12,971	$13,491	$12,615
Interest expense	4,953	6,050	5,792
Net interest income	8,018	7,441	6,823
Provision for loan losses	1,404	280	425
Net interest income after provision for loan losses	6,614	7,161	6,398
Other income (charges)	(340)	311	615
Other expense	5,238	5,186	4,754
Income before income tax expense	1,036	2,286	2,259
Income tax expense (benefit)	(2)	751	560
Net income	1,038	1,535	1,699
Net income available to common stockholders	$896	$1,387	$1,699
Earnings per common share:
Basic	$0.06	$0.11	$0.13
Diluted	$0.06	$0.11	$0.13
Statements of Condition Data (Period End):
Investments	298,124	376,097	$242,714
Total loans	715,453	716,100	676,203
Goodwill and other intangibles	17,028	17,047	17,110
Total assets	1,196,824	1,349,516	1,023,293
Deposits	813,705	961,157	659,537
Borrowings	274,408	280,509	273,595
Stockholders' equity	$102,551	$92,227	$81,713
Dividend Data on Common Shares:
Cash dividends	$437	$390	$1,169
Dividend payout ratio	48.77%	28.12%	68.81%
Cash dividends per share	$0.03	$0.03	$0.09
Weighted Average Common Shares Outstanding:
Basic	14,531,387	13,000,601	12,989,304
Diluted	14,534,255	13,005,101	12,995,134
Operating Ratios:
Return on average assets	0.32%	0.46%	0.66%
Average stockholders' equity to average assets	8.03%	6.74%	7.86%
Return on average equity	4.00%	6.77%	8.38%
Return on average tangible stockholders’ equity	4.78%	8.33%	10.62%
Book value per common share	$6.38	$6.36	$6.29
Tangible book value per common share	$5.21	$5.04	$4.97
Non-Financial Information (Period End):
Common stockholders of record	605	617	640
Staff-full time equivalent	160	165	160